Exhibit 99.1
Sadot Group Takes Stake in High-Integrity Blue Carbon Project in Indonesia—Expanding its Commitment to Decarbonizing Global Supply Chains
•Sadot finalized all the documentation required for its 37.5% stake ownership in the Special Development Group (SDG)
•Expected to issue 1.1–1.2 million verified carbon credits from peatland and mangrove which are among the world’s most effective carbon sinks
•Partnership reinforces Sadot’s role as a next-generation agri-food company — combining operational excellence with environmental innovation to drive sustainable value
•McKinsey and BCG forecast nature-based credit prices could increase 3x–10x by 2030
Burleson, Texas– July 23rd 2025 – Sadot Group Inc. (NASDAQ: SDOT), ("Sadot Group", "Sadot" or the "Company"), an emerging player in the global Agri-food supply chain, announced today its strategic entry into a landmark nature-based carbon project in Indonesia’s Riau Islands — marking a significant milestone in its mission to decarbonize commodity supply chains through scalable, nature-positive solutions.
Sadot received its 37.5% equity stake in the Special Development Group (SDG) — the local entity holding full project rights in formal partnership with 11 indigenous coastal communities across the Riau archipelago. The project focuses on the restoration and long-term protection of peatland and mangrove ecosystems, among the world’s most effective natural carbon sinks.
A share of these credits will also be used to directly offset emissions from Sadot’s operations, further strengthening its net-zero roadmap.
“This project brings operational synergy to Sadot while supports our decarbonization goals across our grain, protein, and logistics verticals,” said Chagay Ravid, CEO of Sadot Group. “Nature-based carbon is becoming central to how supply chains will be financed, regulated, and measured in the years ahead, and we are exploring making it a core part of our operational and financial strategy.”
Recent research by McKinsey & Company and BCG indicates that prices for high-quality, nature-based carbon credits could rise by 3x to 10x by 2030, driven by increasing corporate demand, regulatory tightening, and growing scrutiny around offset integrity.
SDG has advised that the initiative is expected to generate between 1.1 and 1.2 million high-integrity carbon credits in its first issuance cycle, verified under internationally recognized methodologies. Validation is planned under the VM0007 (REDD+) and VM0033 (Tidal Wetlands Restoration) methodologies, ensuring full compliance with the highest global standards for nature-based carbon projects.
This move builds on Sadot’s broader ESG strategy, which includes regenerative farming pilots, lower-emission logistics, and traceable sourcing models. By embedding nature-based solutions at the core of its operations, Sadot is advancing a future where food production and environmental restoration go hand in hand.
About Sadot Group Inc.
Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.
Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.
Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates, South Korea and Zambia. For more information, please visit www.sadotgroupinc.com.

Forward-Looking Statements
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